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Exhibit 23.4

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

Board of Directors
Bonanza Creek Energy, Inc.
Denver, Colorado

        We hereby consent to the references to MHA Petroleum Consultants LLC, to the inclusion of our estimates of reserves contained in our report entitled "SEC Evaluation of the Oil and Gas Reserves of Bonanza Creek Energy Operating Company in Arkansas, California, Colorado and Wyoming, Effective December 31, 2008" and to the specific references to MHA Petroleum Consultants LLC as the independent petroleum engineering firm in the Registration Statement on Form S-1 (the Registration Statement) to be filed with the United States Securities and Exchange Commission in June 2011. We further consent to the inclusion of our letter reports dated June 22, 2010 as an appendix to the Registration Statement.

Yours truly,

MHA PETROLEUM CONSULTANTS LLC

/s/ John W. Arsenault John W. Arsenault Vice President June 2, 2011

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  Exhibit 23.4
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS